Execution Version
October 18, 2024
Tyra Biosciences, Inc.
2656 State Street
Carlsbad, CA 92008
Re: 3(a)(9) Exchange Agreement
Ladies and Gentlemen:
This letter agreement (the “Agreement”) confirms the agreement of Tyra Biosciences, Inc., a Delaware corporation (the “Company”), and the holders of the Common Stock listed on Schedule I attached hereto (the “Stockholders”), pursuant to which the Stockholders have agreed to exchange shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), beneficially owned by the Stockholders in consideration for one or more Pre-Funded Warrants in the form attached hereto as Exhibit A (each a “Warrant”) to purchase shares of Common Stock (the “Warrant Shares”) on the terms specified below.
In consideration of the foregoing, the Company and the Stockholders agree as follows:
(1)  No later than the close of business on the second business day after the date hereof (the “Closing Date”) and subject to the satisfaction or waiver of the conditions set forth herein, the Stockholders shall exchange the Shares for the Warrants (the “Exchange”) in the respective amounts listed on Schedule I. The Exchange shall be consummated pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). On the Closing Date: (a) the Company and the Stockholders shall jointly and irrevocably instruct Computershare Trust Company, N.A. (the “Transfer Agent”) to cancel the direct registration book-entry statements from the Transfer Agent evidencing the Shares; and (b) the Company shall irrevocably issue and deliver to the Stockholders the Warrants representing the Warrant Shares, in the amounts and in the names set forth on Schedule I.
(2)  The Company represents and warrants to each Stockholder as follows:
(a)
Neither the Company nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange. Assuming the representations and warranties of the Stockholders contained herein are true and complete, the Exchange will qualify for the registration exemption contained in Section 3(a)(9) of the Securities Act.

(b)
   It has the requisite corporate power and authority to enter into this Agreement and to consummate the Exchange and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Company.

(c)
It has reserved a sufficient number of shares of Common Stock as may be necessary to fully permit the exercise of the Warrants and the issuance of the Warrant Shares, without regard to any beneficial ownership limits set forth in the Warrant.

(3) Each Stockholder, as to itself only, represents and warrants to the Company as follows:
(a)	It has the requisite power and authority to enter into this Agreement and consummate the Exchange.
(b)
It is the record and beneficial owner of, and has valid and marketable title to, the Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance (other than restrictions arising pursuant to applicable securities laws), and has the absolute and unrestricted right, power and capacity to surrender and exchange the Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance. It is not a party to or bound by, and the Shares being exchanged by it pursuant to this Agreement are not subject to, any agreement, understanding or other arrangement (i) granting any option, warrant or right of first refusal with respect to such Shares to any person, (ii) restricting its right to surrender and exchange such Shares as contemplated by this Agreement, or (iii) restricting any other of its rights with respect to such Shares.
(c)
Neither it nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange.

(d)
It understands and accepts that the Warrants to be acquired in the Exchange involve risks. It acknowledges that no person has been authorized to give any information or to make any representation concerning the Company, the Shares, the Warrants, the Warrant Shares, or the Exchange other than as contained in this Agreement. The Company takes no responsibility for, and provides no assurance as to the reliability of, any other information that others may provide to any Stockholder.

(4) This Agreement, and any action or proceeding arising out of or relating to this Agreement, shall be exclusively governed by the laws of the State of New York.
(5) In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect. In such an event, the Stockholders and the Company shall endeavor in good faith negotiations to modify this Agreement so as to affect the original intent of the parties as closely as possible.
(6)       This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

[SIGNATURE PAGE TO FOLLOW]

Please sign to acknowledge agreement with the above terms and return to the undersigned.

Common Stockholder
Boxer Capital, LLC

/s/ Aaron Davis
Name: Aaron Davis Title: Authorized Signatory
RA Capital Healthcare Fund, L.P.

By:
Name: Title:

Signature Page to Warrant Exchange Agreement

Please sign to acknowledge agreement with the above terms and return to the undersigned.

Common Stockholder
Boxer Capital, LLC

/s/ Aaron Davis
Name: Aaron Davis Title: Authorized Signatory
RA Capital Healthcare Fund, L.P.

By:
Name: Title:

Signature Page to Warrant Exchange Agreement

Acknowledged and agreed to:

Tyra Biosciences, Inc.

/s/ Todd Harris
Name: Todd Harris Title: CEO

Signature Page to Warrant Exchange Agreement

SCHEDULE I

Stockholders	Shares of Common Stock to be Exchanged	Pre-Funded Warrant
Boxer Capital, LLC	2,000,000	2,000,000
RA Capital Healthcare Fund, L.P.	1,000,000	1,000,000
Total	3,000,000	3,000,000

EXHIBIT A

FORM OF PRE-FUNDED WARRANT

SCHEDULE 1
FORM OF EXERCISE NOTICE
[To be executed by the Holder to purchase shares of Common Stock under the Warrant]
Ladies and Gentlemen:
(1)
The undersigned is the Holder of Warrant No. __ (the “Warrant”) issued by TYRA BIOSCIENCES, INC., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)	The undersigned hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.
(3)	The Holder intends that payment of the Exercise Price shall be made as (check one):
☐ Cash Exercise
☐ “Cashless Exercise” under Section 10 of the Warrant
(4)	If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $in immediately available funds to the Company in accordance with the terms of the Warrant.
(5)	Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.
(6)
By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant to which this notice relates.

Dated:

Name of Holder:

By:

Name:

Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)